UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: February 17, 2006
Date of earliest event reported: February 16, 2006
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	005-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e“4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d). Election of Director.
On February 16, 2006, the Board of Directors announced the appointment of Jill A. Greenthal as a member of the Registrant’s Board of Directors. Ms. Greenthal will serve as a director until the next annual meeting of stockholders or until her successor is elected or qualified, or if earlier, until her death, resignation or removal. Ms. Greenthal is not a director of any other reporting company.
Ms. Greenthal will receive compensation as an outside director pursuant to the Registrant’s standard outside director compensation plan. The Registrant pays its independent directors an annual retainer of $40,000 for serving on the Board of Directors, payable quarterly in equal installments. Each independent director also receives a meeting fee of $1,000 for each in-person meeting of the Registrant’s Board of Directors that they attend and a fee of $500 for each committee or telephonic Board meeting in which they participate. Twenty-five percent of the Registrant’s director’s fees are paid in shares of the Registrant’s Class A Common Stock, and the remaining 75% of such fees may be paid either in shares or in cash, at the election of the director. All of the Registrant’s directors receive reimbursement of expenses incurred in connection with participation in Board and committee meetings.
Other than the foregoing, there have not been any transactions in the last two years with the Registrant in which Ms. Greenthal had or is to have a direct or indirect material interest.
The press release related to the appointment of Ms. Greenthal is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated February 17, 2006

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Registrant)

Date: February 17, 2006	By:	/s/ John R. Cuti
John R. Cuti
Secretary and General Counsel

INDEX OF EXHIBITS

(d)	Exhibit	Description
	99.1	Martha Stewart Living Omnimedia, Inc. Press Release dated February 17, 2006